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FLEXTRONICS TO ACQUIRE AGILENT TECHNOLOGIES' CAMERA MODULE BUSINESS

SINGAPORE and PALO ALTO, Calif.,October 27, 2004 -- Flextronics (NASDAQ:FLEX) and Agilent Technologies Inc. (NYSE:A) today announced that they have signed an agreement whereby Flextronics will acquire Agilent's camera module business. The terms of the deal were not disclosed at this time.

The acquisition is subject to various standard closing conditions, including antitrust approval, and is expected to close by the end of this calendar year.

"Agilent's market-leading camera module business, coupled with our existing ODM and camera module capabilities, will strengthen our component offering and industry-leading position in the mobile communications market," said Michael E. Marks, chief executive officer of Flextronics.

"With its global scale in handset design and assembly services, Flextronics is an ideal partner to serve our mutual mobile phone customers," said Young Sohn, president of Agilent's Semiconductor Products Group. "We look forward to working with Flextronics on a smooth transition and a seamless supply of products to our mutual customers. Agilent continues to invest in developing and marketing innovative image sensor solutions for mobile, consumer and automotive applications. And we'll continue to offer our mobile phone customers highly differentiated solutions such as FBAR filters, E-pHEMT power amplifiers, infrared universal remote-control solutions, and LEDs."

Agilent will continue to develop market-leading sensors for optical mice. Agilent has shipped more than 300 million optical mouse sensors since the release of its first navigation sensor in 1999. Agilent's Semiconductor Products Group is the world's largest supplier of CMOS image sensors.(1)

About Flextronics

Headquartered in Singapore (Singapore Registration No. 199002645H), Flextronics is the leading Electronics Manufacturing Services (EMS) provider focused on delivering operational services to technology companies. With fiscal year 2004 revenues of US$14.5 billion, Flextronics is a major global operating company with design, engineering, manufacturing and logistics operations in 32 countries and five continents. This global presence allows for manufacturing excellence through a network of facilities situated in key markets and geographies that provide its customers with the resources, technology and capacity to optimize their operations. Flextronics' ability to provide end-to-end operational services that include innovative product design, test solutions, manufacturing, IT expertise, network services, and logistics has established the Company as the leading EMS provider. For more information, please visit www.flextronics.com.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global technology leader in communications, electronics, life sciences and chemical analysis. The company's 28,000 employees serve customers in more than 110 countries. Agilent had net revenue of $6.1 billion in fiscal year 2003. Information about Agilent is available on the Web at www.agilent.com.

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This news release contains forward-looking statements within the meaning of United States securities laws. These forward-looking statements include statements relating to: completion of the transaction within a specified period of time; performance milestones; the effect of the transaction on Flextronics' Camera Module Business, existing ODM capabilities, vertical integration strategy and on Flextronics' position in the mobile communications market; and the transition of the business from Agilent to Flextronics. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. These risks include the challenges of completing the transaction within a set period of time, the ability of Flextronics to effectively manage its operations, the risk that Flextronics may not obtain customers from the Camera Module business, or that if it does, obtaining these customers may be delayed, and may not contribute to Flextronics' revenue or profitability as expected, or at all, the risk that Flextronics may not succeed in integrating the acquired business, competition in the industry, risks of shortages of key components, and the other risks described under "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" in Flextronics' most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. The forward-looking statements in this news release are based on current expectations, and Flextronics assumes no obligation to update these forward-looking statements.

This news release contains forward-looking statements (including, without limitation, information regarding the timing of completion of the transaction, the transition of the business, the seamless supply of products to our customers, our product offerings and our development efforts) that involve risks and uncertainties that could cause results of Agilent to differ materially from management's current expectations as detailed in Agilent's filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2004.

(1) iSuppli market research report, "Competitive Landscaping Tool," April 2004.

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